Exhibit 99

      GATEWAY FINANCIAL HOLDINGS REPORTS 67.5% INCREASE IN FISCAL YEAR 2004
                                   NET INCOME

                       FOURTH QUARTER NET INCOME UP 46.3%

ELIZABETH CITY, N.C., Jan. 26 /PRNewswire-FirstCall/ -- Gateway Financial Holdings, Inc. (Nasdaq: GBTS), the holding company for Gateway Bank & Trust Co., reported net income for fiscal year 2004 of $2.0 million compared with $1.2 million for the fiscal year 2003, an increase of $810,000 or 67.5%. Performance was driven by strong loan and fee-income growth, offset by higher taxes paid in 2004; pre-tax income increased 126.7%, to $2.7 million. Diluted earnings per share were $0.41 for 2004 compared with $0.35 for the prior year, an increase of 17.1%. Per share results reflect the conversion of warrants to purchase 1,322,030 shares of common stock during the first half of 2004 and the fourth quarter 2004 public offering of 1,680,000 shares of common stock. As a result of these two events, average diluted shares outstanding for 2004 were 4,882,949, an increase of 41.2% over the 3,457,928 shares for 2003.

Net income for the fourth quarter of 2004 rose $202,000, or 46.3%, to $638,000. On a pre-tax basis, fourth quarter 2004 income increased 96.3% to $856,000. Diluted earnings per share were $0.10 compared with $0.12 for the prior-year period. Per share results reflect the aforementioned conversion of warrants and stock offering. Average diluted shares outstanding for the fourth quarter of 2004 were 6,300,974, an increase of 75.4% over the 3,592,862 shares for the prior-year fourth quarter.

Commenting on 2004 results, D. Ben Berry, Chairman, President and CEO, stated, "This has been an outstanding year for Gateway. Our record earnings, on both a quarterly and annual basis, validate the success of our ongoing expansion strategy into the Greater Hampton Roads market of Virginia and the Northeast coastal region of North Carolina. Strong revenue growth, derived from our rapidly expanding footprint into high-growth markets, has been the catalyst for our earnings momentum. Despite the investment in infrastructure we have made to generate this strong revenue growth, we are achieving improved operating efficiencies, which is an important goal for Gateway."

Mr. Berry continued, "This has been an active year for us in the capital markets. In addition to our listing on the Nasdaq National market in September, we received $37.0 million in net proceeds from the issuance of stock in connection with the second quarter conversion of warrants and the fourth quarter public offering. The public offering of 1,680,000 common stock shares was well received, and the underwriter purchased an additional 252,000 shares to cover over-allotments. Despite a nearly 110% increase in our shares outstanding from December 31, 2003, our stock price appreciated nearly 40% during 2004. We are pleased in the confidence our shareholders have placed in us, as we continue to implement our expansion strategy."

Total revenue, defined as net interest income and non-interest income, for the full-year 2004 was $18.8 million, an increase of 48.8% above the $12.6 million reported for 2003. Net interest income was $12.9 million, a $4.8 million or 58.9% increase over the $8.1 million reported for 2003. The increase reflects a 43.2% increase in average earning assets combined with a 35-basis point improvement in the 2004 net interest margin, to 3.59%. Non- interest income was $5.9 million for the year, an increase of 30.6% above 2003 levels. Excluding securities gains in both years and a pretax gain of $281,000 from the sale of a membership interest in a mortgage company in the fourth quarter of 2004, non-interest income rose 27.7%, driven by a 67.0% increase in service accounts and a 17.1% increase in other fee income.

Total revenue for fourth quarter 2004 was $5.7 million compared with $3.5 million for the prior-year quarter, an increase of $2.2 million or 61.7%. Comparing fourth quarter 2004 to fourth quarter 2003, net interest income grew 69.3% to $4.0 million from a combination of 60.0% earning asset growth and a 22-basis point improvement in the net interest margin, to 3.58%. Non-interest income was $1.7 million, an increase of 46.0% over the $1.1 million reported for the prior-year period. Excluding gains from the sale of securities and mortgage interests in the fourth quarter of 2004, non-interest income rose 21.4% primarily from strong growth in service charges, up 73.3%.

Non-interest expenses for 2004 were $14.7 million, a 43.2% increase from the $10.2 million reported in 2003. This growth reflects significant infrastructure expansion. During the course of the year, Gateway opened or acquired seven additional branches and added 68 new FTE employees. As a result, salaries and benefits increased 41.3% and occupancy and equipment was up 54.7%. For the fourth quarter of 2004, non-interest expense rose 57.6% to $4.4 million, reflecting Gateway's rapid growth; five of the seven branches were opened or acquired in the fourth quarter of 2004. The efficiency ratio was 77.95% for 2004 compared with 81.00% a year ago. During the fourth quarter of 2004 the efficiency ratio improved to 76.96%.

At December 31, 2004, total assets were $535.7 million, an increase of $220.9 million, or 70.2%, over the $314.8 million reported twelve months ago. Loans increased $150.2 million, or 64.8%, to $382.0 million; virtually all of this growth was organic. Deposits rose $167.8 million, or 70.4%, to $406.3 million. Borrowings, including trust preferred securities, totaled $63.9 million at December 31, 2004, an increase of $13.9 million or 27.9% from twelve months ago.

Mr. Berry added, "Despite the rapid growth in Gateway's loan portfolio, our asset quality remains exceptional." Net charge-offs for the year 2004 were $21,000, or 0.01% of average loans, compared with $214,000, or 0.11% in 2003.
The fourth quarter is consistent with the full-year; net charge-offs were $80,000, or 0.02% of average loans on an annualized basis. Non-performing assets were $490,000 or 0.09% of total assets at December 31, 2004, compared with $1.2 million, or 0.38%, of total assets twelve months ago. At December 31, 2004, the allowance for loan losses was $4.2 million, or 1.09% of total loans.

At December 31, 2004, stockholders' equity totaled $64.3 million, an increase of $39.3 million, or 157.6%, from twelve months ago. As previously mentioned, the Company issued a total of 3.3 million new shares in 2004, adding $37.0 million to its capital base. Stockholders' equity equaled 12.01% of total assets, and the total risk-based capital ratio was 16.92% at year-end 2004, well in excess of the "well-capitalized" regulatory threshold.

Mr. Berry concluded, "We begin 2005 with the capital and the management team in place to continue the implementation of our growth strategy. We have aggressive goals which we plan to achieve with the addition of two de novo branches to our network this year, as well as growth from existing branches as they mature."

About the Company

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co. Gateway Bank & Trust Co. is a full-service community bank with a total of sixteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach, (3), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary.

Forward-Looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Amounts herein could vary as a result of market and other factors. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Commission from time to time. Such forward- looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, expected or anticipated revenue, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principals, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                           Quarterly
                                        -----------------------------------------------
(dollars in thousands except               4th Qtr          3rd Qtr          2nd Qtr
 per share data)                             2004             2004             2004
-------------------------------------   -------------    -------------    -------------
EARNINGS
   Net interest income                  $       4,007            3,385            2,946
   Provision for loan losses            $         450              400              300
   Non Interest income                  $       1,662            1,618            1,427
   Non Interest expense                 $       4,363            3,833            3,438
   Pre-tax income                       $         856              770              635
   Net income                           $         638              547              463
   Basic earnings per share             $        0.11             0.12             0.12
   Diluted earnings per share           $        0.10             0.11             0.11
   Weighted average basic shares
    outstanding                             6,044,486        4,724,808        3,758,068
   Weighted average diluted shares
    outstanding                             6,300,974        4,954,910        4,217,821

PERFORMANCE RATIOS
   Return on average assets                      0.50%            0.54%            0.49%
   Return on average common equity               4.29%            5.68%            6.42%
   Net interest margin (fully tax-
    equivalent)                                  3.58%            3.66%            3.55%
   Efficiency ratio                             76.96%           76.60%           79.30%
   Full-time equivalent employees                 191              161              152
CAPITAL
   Average equity to average assets             11.68%            9.45%            7.70%
   Tier 1 leverage capital ratio                13.89%           11.91%           12.44%
   Tier 1 risk-based capital ratio              16.41%           13.64%           14.10%
   Total risk-based capital ratio               16.92%           15.28%           15.87%
   Book value per share                 $        9.66             8.28             7.43
   Cash dividend per share              $        0.02             0.00             0.00

ASSET QUALITY
   Gross loan charge-offs               $          81               12               12
   Net loan charge-offs                 $          80               11              (14)
   Net loan charge-offs to average
    loans                                        0.02%            0.00%            0.00%
   Allowance for loan losses            $       4,163            3,793            3,404
   Allowance for loan losses to total
    loans                                        1.09%            1.14%            1.10%
   Past due and nonaccrual loans        $         490              291            1,271
   Past due and nonaccrual loans to
    total loans                                  0.13%            0.09%            0.41%
   Other real estate and repossessed
    assets                              $           0                0                0

END OF PERIOD BALANCES
   Loans (before allowance)             $     381,956          331,602          308,694
   Total earning assets (before
    allowance)                          $     475,296          372,522          350,824
   Total assets                         $     535,728          412,150          396,797
   Deposits                             $     406,259          294,255          294,927
   Stockholder's equity                 $      64,319           39,143           37,119

AVERAGE BALANCES
   Loans (before allowance)             $     350,006          319,628          288,941
   Total earning assets (before
    allowance)                          $     444,561          366,536          333,085
   Total assets                         $     505,911          407,904          375,775
   Deposits                             $     338,697          299,437          296,557
   Stockholder's equity                 $      59,121           38,549           28,930

                GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                               Quarterly
                                                     -----------------------------
                                                        1st Qtr         4th Qtr
(dollars in thousands except per share data)              2004            2003
--------------------------------------------------   -------------   -------------
EARNINGS
   Net interest income                                       2,603           2,347
   Provision for loan losses                                   275             300
   Non Interest income                                       1,150           1,157
   Non Interest expense                                      3,020           2,768
   Pre-tax income                                              458             436
   Net income                                                  361             436
   Basic earnings per share                                   0.11            0.13
   Diluted earnings per share                                 0.09            0.12
   Weighted average basic shares
    outstanding                                          3,363,745       3,325,320
   Weighted average diluted shares
    outstanding                                          3,885,560       3,684,681

PERFORMANCE RATIOS
   Return on average assets                                   0.43%           0.55%
   Return on average common equity                            5.69%           7.01%
   Net interest margin (fully tax-
    equivalent)                                               3.47%           3.36%
   Efficiency ratio                                          80.47%          79.00%
   Full-time equivalent employees                              129             123
CAPITAL
   Average equity to average assets                           7.56%           7.81%
   Tier 1 leverage capital ratio                              9.10%           9.33%
   Tier 1 risk-based capital ratio                           10.33%          11.59%
   Total risk-based capital ratio                            11.38%          12.68%
   Book value per share                                       7.70            7.51
   Cash dividend per share                                    0.00            0.00

ASSET QUALITY
   Gross loan charge-offs                                       70             125
   Net loan charge-offs                                        (56)            124
   Net loan charge-offs to average
    loans                                                    -0.02%           0.05%
   Allowance for loan losses                                 3,090           2,759
   Allowance for loan losses to total
    loans                                                     1.14%           1.19%
   Past due and nonaccrual loans                               952           1,210
   Past due and nonaccrual loans to
    total loans                                               0.35%           0.52%
   Other real estate and repossessed
    assets                                                       0               0

END OF PERIOD BALANCES
   Loans (before allowance)                                269,993         231,740
   Total earning assets (before
    allowance)                                             319,304         283,437
   Total assets                                            353,267         314,826
   Deposits                                                263,271         238,452
   Stockholder's equity                                     26,301          24,971

AVERAGE BALANCES
   Loans (before allowance)                                246,541         228,000
   Total earning assets (before
    allowance)                                             300,500         277,799
   Total assets                                            337,304         316,172
   Deposits                                                275,191         202,594
   Stockholder's equity                                     25,501          24,682

                GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                                                Annually
                                                     -----------------------------
(dollars in thousands except per share data)              2004            2003
--------------------------------------------------   -------------   -------------
EARNINGS
   Net interest income                               $      12,941           8,145
   Provision for loan losses                         $       1,425           1,200
   Non Interest income                               $       5,857           4,485
   Non Interest expense                              $      14,653          10,230
   Pre-tax income                                    $       2,720           1,200
   Net income                                        $       2,010           1,200
   Basic earnings per share                          $        0.45            0.36
   Diluted earnings per share                        $        0.41            0.35
   Weighted average basic shares
    outstanding                                          4,478,760       3,316,768
   Weighted average diluted shares
    outstanding                                          4,882,949       3,457,928

PERFORMANCE RATIOS
   Return on average assets                                   0.49%           0.43%
   Return on average common equity                            5.12%           4.93%
   Net interest margin (fully tax-
    equivalent)                                               3.59%           3.24%
   Efficiency ratio                                          77.95%          81.00%
   Full-time equivalent employees                              191             161
CAPITAL
   Average equity to average assets                           9.62%           8.74%
   Tier 1 leverage capital ratio                             13.89%           9.33%
   Tier 1 risk-based capital ratio                           16.41%          11.59%
   Total risk-based capital ratio                            16.92%          12.68%
   Book value per share                              $        9.66            7.51
   Cash dividend per share                           $        0.02            0.00

ASSET QUALITY
   Gross loan charge-offs                            $         175             215
   Net loan charge-offs                              $          21             214
   Net loan charge-offs to average
    loans                                                     0.01%           0.11%
   Allowance for loan losses                         $       4,163           2,759
   Allowance for loan losses to total
    loans                                                     1.09%           1.19%
   Past due and nonaccrual loans                     $         490           1,210
   Past due and nonaccrual loans to
    total loans                                               0.13%           0.52%
   Other real estate and repossessed
    assets                                           $           0               0

END OF PERIOD BALANCES
   Loans (before allowance)                          $     381,956         231,740
   Total earning assets (before
    allowance)                                       $     475,296         280,665
   Total assets                                      $     535,728         314,826
   Deposits                                          $     406,259         238,452
   Stockholder's equity                              $      64,319          24,971

AVERAGE BALANCES
   Loans (before allowance)                          $     301,466         197,801
   Total earning assets (before
    allowance)                                       $     360,455         251,729
   Total assets                                      $     407,699         278,456
   Deposits                                          $     255,681         224,196
   Stockholder's equity                              $      39,226          24,345

          GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

                                                      DECEMBER 31,    DECEMBER 31,
                                                          2004            2003
                                                       (Unaudited)         *
                                                        ($,000)         ($,000)
                                                     -------------   -------------
ASSETS
   Cash and due from banks                           $       9,028   $       7,676
   Interest-earnings deposits in
    other banks                                              1,245           5,152
      Total cash and cash equivalents                       10,273          12,828

   Securities available for sale                            92,095          43,773
   Securities held to maturity                                   0               0
   Federal Home Loan Bank stock                              2,321           2,050
   Federal Reserve Bank stock                                  722             722

   Total loans and leases                                  381,956         231,740
   Allowance for loan losses                                (4,163)         (2,759)
      Total loans, net                                     377,793         228,981

   Premises and equipment, net                              18,895          11,967
   Bank owned life insurance policies                       16,507           7,106
   Accrued interest receivable                               2,697           1,301
   Other assets                                             14,425           6,098

      Total assets                                   $     535,728   $     314,826

LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest-bearing                            $      52,348   $      37,454
      Interest-bearing                                     353,911         200,998
         Total deposits                                    406,259         238,452

   Federal funds purchased                                  10,861           6,000
   Federal Home Loan Bank advances                          37,600          36,000
   Other long-term debt                                     15,465           8,000
   Accrued expenses and other
    liabilities                                              1,224           1,403
         Total liabilities                                 471,409         289,855

STOCKHOLDERS' EQUITY
   Common stock                                             62,631          24,896
   Retained earnings (deficit)                               1,909            (102)
   Accumulated other comprehensive
    income (loss)                                             (221)            177
      Total stockholders' equity                            64,319          24,971

      Total liabilities and
       stockholders' equity                          $     535,728   $     314,826

----------
  * Derived from audited consolidated financial statements.

            GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF OPERATIONS

                                                        TWELVE MONTHS         TWELVE MONTHS
                                                            ENDED                 ENDED
                                                      December 31, 2004     December 31, 2003
                                                         (Unaudited)               *
                                                      -----------------     -----------------
                                                        (Amounts in thousands, except share
                                                               and per share data)
                                                      ---------------------------------------
INTEREST INCOME
   Loans, including fees                                $      17,509          $      11,511
   Investment securities                                        1,899                  1,851
   Interest-earning bank deposits                                 102                     21
   Other interest and dividends                                   122                    103
      Total interest income                                    19,632                 13,486

INTEREST EXPENSE
   Deposits                                                     4,983                  4,112
   Federal funds purchased                                         84                     64
   Federal Home Loan Bank advances                              1,083                  1,022
   Other long-term debt                                           541                    143
      Total interest expense                                    6,691                  5,341

      Net interest income                                      12,941                  8,145

   Provision for loan losses                                    1,425                  1,200

      Net interest income after
       provision for loan losses                               11,516                  6,945

NON INTEREST INCOME
   Service charges on accounts                                  1,500                    898
   Net gain on sales of securities                                440                    244
   Other income                                                 3,917                  3,343
      Total non interest income                                 5,857                  4,485

NON INTEREST EXPENSE
   Salaries and benefits                                        7,838                  5,549
   Occupancy and equipment                                      2,884                  1,864
   Data processing fees                                           606                    397
   Other expense                                                3,325                  2,420
      Total non interest expense                               14,653                 10,230

      Income before income taxes                                2,720                  1,200

   Income taxes                                                   710                      0

      Net income                                        $       2,010          $       1,200

   Basic earnings per share                             $        0.45          $        0.36

   Diluted earnings per share                           $        0.41          $        0.35

   Weighted average basic shares
    outstanding                                             4,478,760              3,316,768

   Weighted average diluted shares
    outstanding                                             4,882,949              3,457,928

*    Derived from audited consolidated financial statements.

                GATEWAY FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                         THREE MONTHS          THREE MONTHS
                                                            ENDED                 ENDED
                                                      December 31, 2004     December 31, 2003
                                                         (Unaudited)           (Unaudited)
                                                      -----------------     -----------------
                                                        (Amounts in thousands, except share
                                                               and per share data)
                                                      ---------------------------------------
INTEREST INCOME
   Loans, including fees                                $       5,356          $       3,280
   Investment securities                                          736                    447
   Interest-earning bank deposits                                  76                      4
   Other interest and dividends                                    25                     31
      Total interest income                                     6,193                  3,762

INTEREST EXPENSE
   Deposits                                                     1,748                  1,017
   Federal funds purchased                                         25                     20
   Federal Home Loan Bank advances                                226                    273
   Other long-term debt                                           187                     85
      Total interest expense                                    2,186                  1,395

      Net interest income                                       4,007                  2,367

   Provision for loan losses                                      450                    300

      Net interest income after
       provision for loan losses                                3,557                  2,067

NON INTEREST INCOME
   Service charges on accounts                                    454                    262
   Net gain on sales of securities                                280                      0
   Other income                                                   928                    876
      Total non interest income                                 1,662                  1,138

NON INTEREST EXPENSE
   Salaries and benefits                                        2,413                  1,494
   Occupancy and equipment                                        783                    599
   Data processing fees                                           197                     89
   Other expense                                                  970                    587
      Total non interest expense                                4,363                  2,769

      Income before income taxes                                  856                    436

   Income taxes                                                   218                      0

      Net income                                        $         638          $         436

   Basic earnings per share                             $        0.11          $        0.13

   Diluted earnings per share                           $        0.10          $        0.12

   Weighted average basic shares
    outstanding                                             6,044,486              3,314,306

   Weighted average diluted shares
    outstanding                                             6,300,974              3,592,862

SOURCE  Gateway Financial Holdings, Inc.
     -0-                            01/26/2005
     /CONTACT: D. Ben Berry, Chairman, President and CEO, or Mark A. Holmes, Senior Executive Vice President and CFO of Gateway Financial Holdings, Inc., +1-252-334-1511 /